UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2021

AB PRIVATE CREDIT INVESTORS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-01196	81-2491356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas

New York, NY 10105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 969-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 — Other Events.

On April 16, 2021, in connection with the Loan Financing and Servicing Agreement, dated as of October 15, 2020 (together with all amendments or any other modifications, if any, from time to time made thereto, the “Synovus Loan Financing and Servicing Agreement”), among ABPCIC Funding II LLC, as borrower, AB Private Credit Investors Corporation (the “Company”), as equityholder, AB Private Credit Investors LLC, as servicer, U.S. Bank National Association, as collateral agent, collateral custodian and securities intermediary, the lenders from time to time parties thereto, and Synovus Bank, Specialty Finance Division, as facility agent (the “Facility Agent”), with the prior written consent of the Facility Agent and pursuant to provisions in the Synovus Loan Financing and Servicing Agreement, the Company (i) increased the commitment of the existing lender by $20,000,000 from $100,000,000 to $120,000,000 and (ii) added WebBank as an additional lender with a commitment of $30,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2021	AB PRIVATE CREDIT INVESTORS CORPORATION

	By:	/s/ Wesley Raper
Wesley Raper
Chief Financial Officer and Treasurer